Exhibit 99.1

Fusion-io Reports 43% Year-Over-Year Revenue Growth in Fiscal Second Quarter 2013

SALT LAKE CITY – Jan. 30, 2013 – Fusion-io, Inc. (NYSE: FIO) today announced its financial results for its fiscal second quarter ended December 31, 2012.

•	Revenue: $120.6 million

•	GAAP Gross Margin of 61.8% and Non-GAAP Gross Margin of 61.9%

•	GAAP Net Earnings per Diluted Share: $0.02

•	Non-GAAP Net Earnings per Diluted Share: $0.13

•	Operating Cash Flow: $10.2 million

Fiscal Second Quarter 2013 GAAP Financial Results

Fusion-io reported record revenue of $120.6 million for the fiscal second quarter 2013, up 43% from $84.1 million for the same quarter of 2012 and up 2% from $118.1 million for the preceding quarter. Net income for the fiscal second quarter of 2013 was $1.7 million, or $0.02 per diluted share, compared to a net loss of $5.7 million, or a net loss per diluted share of $0.07, in the fiscal second quarter of 2012. Gross margin for the fiscal second quarter 2013 was 61.8%. Operating margin for the fiscal second quarter 2013 was 5.7%.

Fiscal Second Quarter 2013 Non-GAAP Financial Results

Non-GAAP net income for the fiscal second quarter of 2013 was $13.7 million, or $0.13 per diluted share, compared to non-GAAP net income of $5.6 million, or net income per diluted share of $0.05, in the same quarter of 2012. Non-GAAP gross margin for the fiscal second quarter 2013 was 61.9%. Non-GAAP operating margin for the fiscal second quarter 2013 was 17.8%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“The shift to the cloud from traditional IT, and the shift away from mechanical storage to solid state, are twin catalysts to our business. We are well-positioned to capture opportunities as a growing number of customers decide to migrate away from legacy storage and move to the cloud using new memory architectures,” said David Flynn, Fusion-io chairman and chief executive officer. “As early adopters of our technology move to all-flash architectures, the sheer scale of this transformation can lead to lumpiness in deployments quarter to quarter as customers learn to extract the full potential of flash to drive even greater efficiency in their infrastructure.”

Dennis Wolf, Fusion-io chief financial officer, added: “Our two largest customers have purchased nearly half a billion from Fusion-io since 2010, representing robust adoption of our technology. There is a lot of potential with these key customers, and the change in our guidance reflects a two-quarter shift in the timing of their bulk purchases. A healthy pipeline for growth, fueled by new products and partnerships, as well as a solid financial position, with more than $365 million in cash and equivalents, will enable us to drive the business forward and create value for our shareholders.”

Other Financial Highlights

•	Cash and cash equivalents totaled $368.5 million at the end of fiscal second quarter 2013, an increase of $14.6 million compared to the prior quarter-end.

•	Deferred revenue at the end of fiscal second quarter 2013 was $38.1 million, an increase of $3.7 million compared to the prior quarter-end.

•	Inventory was $74.2 million at the end of fiscal second quarter 2013, an increase of $7.0 million compared to the prior quarter-end.

•	Capital expenditures were $3.5 million in fiscal second quarter 2013.

Recent Business Highlights

•	On January 16, Fusion-io announced its newest product line, Fusion ioScale, providing up to 3.2 terabytes of capacity that is performance tuned for the unique needs of webscale and cloud datacenters.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2013 financial results.

Third quarter of fiscal year 2013:

•	Revenue is expected to be approximately $80 million.

•	Non-GAAP gross margin is expected to be in the range of 58 to 60%.

•	Non-GAAP operating loss of approximately $10 to $15 million.

•	Diluted shares outstanding are expected to be approximately 111 million shares.

Fiscal Year 2013 guidance:

•	Revenue is expected to be approximately $420 to $440 million.

•	Non-GAAP gross margin is expected to be in the range of 58 to 60%.

•	Non-GAAP operating margin is expected to be approximately 6 to 8%.

•	Diluted shares outstanding are expected to be approximately 110 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense.

•

Non-GAAP operating margin is calculated as non-GAAP income from operations divided by GAAP revenue. Non-GAAP income from operations consists of GAAP income from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, and acquisition related costs.

•

Non-GAAP net income is calculated as GAAP net income excluding the effects of stock-based compensation expense, changes in the fair value of a common stock repurchase derivative liability, amortization of intangible assets, acquisition related costs, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, and tax provision adjustments related to stock-based awards.

•

Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding for the three months ended December 31, 2011 and is calculated as non-GAAP net income divided by GAAP weighted-average diluted shares outstanding for the three months ended December 31, 2012 and the six months ended December 31, 2011 and 2012. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Wednesday, January 30, 2013, at 5:00 p.m. EST to discuss these financial results. To access the conference call, dial 1.800.446.2782 or 1.847.413.3235 for international callers. The access code is 3398 7214. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, February 6, 2013. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3398 7214. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our third fiscal quarter of 2013 and our full fiscal year 2013, the expected benefits and value of our products and solutions to our customers and end users, our continued focus and investment on innovation, our efforts to expand our product portfolio, our position to capture market share and our expectations regarding market trends, our pipeline for growth, our beliefs concerning the timing of bulk purchases of our products by customers, our expectations concerning our technologies, products and solutions, including our ioMemory platform and software products, and our beliefs concerning the market for and benefits of our products and solutions, including our recently announced Fusion ioScale product line. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

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Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2012	2011	2012
Revenue	$84,131	$120,569	$158,516	$238,684
Cost of revenue (1)	41,206	46,010	68,560	94,004

Gross profit	42,925	74,559	89,956	144,680

Operating expenses:
Sales and marketing (1)	20,265	28,676	37,742	53,696
Research and development (1), (3)	13,479	22,427	24,631	43,995
General and administrative (1), (4)	13,228	16,562	26,965	31,646

Total operating expenses	46,972	67,665	89,338	129,337

(Loss) income from operations	(4,047)	6,894	618	15,343
Other income (expense):
Interest income	66	99	115	213
Interest expense	(44)	(18)	(90)	(48)
Other (expense) income (2)	(663)	15	132	(14)

(Loss) income before income taxes	(4,688)	6,990	775	15,494
Income tax (expense) benefit (5), (6)	(1,021)	(5,258)	705	(9,829)

Net (loss) income	$(5,709)	$1,732	$1,480	$5,665

Net (loss) income per share:
Basic	$(0.07)	$0.02	$0.02	$0.06
Diluted	$(0.07)	$0.02	$0.01	$0.05
Weighted-average number of shares used in per share amounts:
Basic	84,961	95,838	83,485	95,030
Diluted	84,961	109,048	104,599	108,737

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$50	$19	$77	$128
Sales and marketing	1,464	2,501	2,567	4,635
Research and development	1,669	4,582	3,288	9,009
General and administrative	6,774	6,827	13,801	14,046

Total stock-based compensation expenses	$9,957	$13,929	$19,733	$27,818

(2) Includes other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	$691	$—	$(70)	$—
(3) Includes amortization of intangible assets	$656	$656	$1,021	$1,312
(4) Includes acquisition related costs	$6	$—	$1,326	$—
(5) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$—	$—	$(2,782)	$—
(6) Includes tax provision adjustments related to stock-based awards	$—	$(2,632)	$—	$(6,195)

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$321,239	$368,525
Accounts receivable, net	56,720	55,968
Inventories	59,457	74,185
Prepaid expenses and other current assets	9,224	9,614

Total current assets	446,640	508,292

Property and equipment, net	31,245	34,509
Intangible assets, net	8,164	6,852
Goodwill	54,777	54,777
Other assets	194	635

Total assets	$541,020	$605,065

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,765	$9,109
Accrued and other current liabilities	29,187	33,850
Deferred revenue	20,715	27,203

Total current liabilities	59,667	70,162

Deferred revenue, less current portion	8,154	10,927
Other liabilities	12,276	13,591

Commitments and contingencies
Stockholders’ equity:
Common stock	19	19
Additional paid-in capital	531,478	575,272
Accumulated other comprehensive loss	(15)	(12)
Accumulated deficit	(70,559)	(64,894)

Total stockholders’ equity	460,923	510,385

Total liabilities and stockholders’ equity	$541,020	$605,065

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2012	2011	2012
Operating activities:
Net (loss) income	$(5,709)	$1,732	$1,480	$5,665
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,118	3,575	3,710	6,763
Stock-based compensation	9,957	13,929	18,940	27,818
Excess tax benefit from stock-based awards	(1,845)	(5,008)	(1,845)	(9,393)
Deferred taxes	—	—	(2,782)	—
Other non-cash items	692	—	(70)	—
Changes in operating assets and liabilities:
Accounts receivable, net	6,365	9,703	17,010	752
Inventories	6,570	(6,982)	(29,350)	(14,728)
Prepaid expenses and other assets	(610)	(1,288)	(84)	(831)
Accounts payable	(12,296)	(14,670)	1,808	(656)
Accrued and other liabilities	3,657	5,583	3,877	14,241
Deferred revenue	4,626	3,651	3,925	9,261

Net cash provided by operating activities	13,525	10,225	16,619	38,892
Investing activities:
Business acquisition, net of cash acquired	—	—	(17,578)	—
Proceeds from the sale of property and equipment	—	—	1	—
Purchases of property and equipment	(6,085)	(3,537)	(10,307)	(8,712)

Net cash used in investing activities	(6,085)	(3,537)	(27,884)	(8,712)
Financing activities:
Repurchases of common stock	(1,067)	—	(1,067)	—
Repayment of capital lease obligations	(10)	—	(89)	—
Proceeds from exercises of stock options	2,493	1,857	2,562	6,136
Issuance of restricted stock awards and restricted stock units, net of repurchases	—	(822)	—	(1,877)
Proceeds from issuance of common stock, net of issuance costs	93,977	—	93,977	—
Proceeds from issuance of common stock under employee stock purchase plan	835	1,914	1,887	3,373
Excess tax benefit from stock option exercises	1,845	5,008	1,845	9,393

Net cash provided by financing activities	98,073	7,957	99,115	17,025
Effect of exchange rate changes on cash and cash equivalents	(10)	(13)	(76)	81

Net increase in cash and cash equivalents	105,503	14,632	87,774	47,286
Cash and cash equivalents at beginning of period	201,875	353,893	219,604	321,239

Cash and cash equivalents at end of period	$307,378	$368,525	$307,378	$368,525

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2012	2011	2012
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$42,925	$74,559	$89,956	$144,680
Stock-based compensation	50	19	77	128

Gross profit on a non-GAAP basis	$42,975	$74,578	$90,033	$144,808

Revenue	$84,131	$120,569	$158,516	$238,684
Gross margin on a GAAP basis	51.0%	61.8%	56.7%	60.6%
Gross margin on a non-GAAP basis	51.1%	61.9%	56.8%	60.7%
Reconciliation of Operating (Loss) Income and Operating Margin on a GAAP Basis to Operating Income and Operating Margin on a Non-GAAP Basis:
Operating (loss) income on a GAAP basis	$(4,047)	$6,894	$618	$15,343
Stock-based compensation	9,957	13,929	19,733	27,818
Amortization of intangible assets	656	656	1,021	1,312
Acquisition related costs	6	—	1,326	—

Operating income on a non-GAAP basis	$6,572	$21,479	$22,698	$44,473

Revenue	$84,131	$120,569	$158,516	$238,684
Operating margin on a GAAP basis	-4.8%	5.7%	0.4%	6.4%
Operating margin on a non-GAAP basis	7.8%	17.8%	14.3%	18.6%
Reconciliation of Net (Loss) Income on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net (loss) income on a GAAP basis	$(5,709)	$1,732	$1,480	$5,665
Stock-based compensation	9,957	13,929	19,733	27,818
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	691	—	(70)	—
Amortization of intangible assets	656	656	1,021	1,312
Acquisition related costs	6	—	1,326	—
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	(2,782)	—
Tax provision adjustments related to stock-based awards	—	(2,632)	—	(6,195)

Net income on a non-GAAP basis	$5,601	$13,685	$20,708	$28,600

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2012	2011	2012
Reconciliation of Diluted Net (Loss) Income per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:

Diluted net (loss) income per share on a GAAP basis	$(0.07)	$0.02	$0.01	$0.05
Stock-based compensation	0.09	0.12	0.19	0.26
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	0.01	—	—	—
Amortization of intangible assets	0.01	0.01	0.01	0.01
Acquisition related costs	—	—	0.01	—
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	(0.02)	—
Impact of difference in number of GAAP and non-GAAP diluted shares	0.01	—	—	—
Tax provision adjustments related to stock-based awards	—	(0.02)	—	(0.06)

Diluted net income per share on a non-GAAP basis	$0.05	$0.13	$0.20	$0.26

Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non-GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	84,961	109,048	104,599	108,737
Dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units	20,783	—	—	—

Non-GAAP diluted weighted-average number of shares	105,744	109,048	104,599	108,737